Exhibit 99.1
Eastern Bankshares, Inc. Reports Third Quarter 2022 Financial Results
Company Declares Quarterly Cash Dividend

BOSTON, October 27, 2022 (BUSINESS WIRE) — Eastern Bankshares, Inc. (the “Company,” or together with its affiliates and subsidiaries, “Eastern”) (NASDAQ Global Select Market: EBC), the stock holding company of Eastern Bank, today announced its 2022 third quarter financial results and the declaration of a quarterly cash dividend. Net income for the third quarter of 2022 was $54.8 million, or $0.33 per diluted share, compared to net income of $51.2 million, or $0.31 per diluted share, reported for the second quarter of 2022. Operating net income* for the third quarter of 2022 was $55.7 million, or $0.34 per diluted share, compared to $52.5 million, or $0.32 per diluted share, reported for the prior quarter.

“Our financial results for the third quarter were strong, led by 16 percent loan growth on an annualized basis, while maintaining our high credit quality and underwriting standards” said Bob Rivers, Chief Executive Officer and Chair of the Board of Eastern Bankshares, Inc. and Eastern Bank. “Additionally, our net interest margin expanded by twenty-four basis points from the prior quarter, driving a ten percent increase in net interest income. We remain focused on achieving our strategic priorities while continuing to deliver for our shareholders, customers, colleagues, and the communities we serve."

HIGHLIGHTS FOR THE THIRD QUARTER OF 2022

•Operating net income* of $55.7 million, or $0.34 per diluted share, for the third quarter of 2022 was 49% higher than the comparable prior year quarter.
•Net interest income of $152.2 million for the third quarter of 2022 was 10% higher than the prior quarter.
•The net interest margin on a fully tax equivalent (“FTE”) basis* of 2.87% for the third quarter was 24 basis points higher than the prior quarter.
•The cost of total deposits was 10 basis points in the third quarter, an increase of 4 basis points from the prior quarter.
•Loan growth was 16% on an annualized basis, driven by double-digit annualized growth in commercial and residential lending.
•The Company repurchased 1,481,248 shares of its common stock during the third quarter of 2022 at a weighted average price of $19.52 excluding commissions, for an aggregate purchase price of $28.9 million.

The results for the comparable prior year quarter do not reflect the Company’s acquisition of Century Bancorp, Inc. (“Century”), which was completed on November 12, 2021.

BALANCE SHEET

Total assets were $22.0 billion at September 30, 2022, representing a decrease of $307.9 million, or 1%, from June 30, 2022.

•Total securities decreased $698.9 million, or 9%, from the prior quarter, to $7.3 billion, primarily due to a decline in the market value of available for sale securities driven by higher interest rates, net security sales, and principal runoff.
•Cash and equivalents declined $210.5 million from the prior quarter to $158.4 million.
•Total loans were $12.9 billion, representing an increase of $505.3 million, or 4%, from the prior quarter. The increase was driven by strong loan growth in all major categories. Commercial loans grew $356.6 million, residential loans grew $129.2 million and consumer loans grew $19.4 million, reflecting growth of 16%, 26%, and 6%, respectively, on an annualized basis. Residential loans at September 30, 2022 included purchased loans from Embrace Home Loans totaling $77.7 million excluding purchase premiums.
•Deposits totaled $18.7 billion, representing a decrease of $430.4 million, or 2%, from the prior quarter. On a quarterly average basis, deposits were down $24.7 million from the prior quarter.
•Borrowed funds increased $379.6 million from the prior quarter to provide funding for strong loan growth in the third quarter.
•Shareholders’ equity was $2.4 billion, representing a decrease of $302.2 million from the prior quarter driven primarily by a decrease in accumulated other comprehensive income of $317.7 million. Please refer to Appendix D to this press release for a roll forward of tangible shareholders’ equity*.
•At September 30, 2022, book value per share was $13.59 and tangible book value per share* was $9.87.

Please refer to Appendix C to this press release for a reconciliation of book value per share and tangible book value per share*.

NET INTEREST INCOME

Net interest income was $152.2 million for the third quarter of 2022, compared to $137.8 million in the prior quarter, representing an increase of $14.4 million.

•The increase in net interest income on a consecutive quarter basis was primarily due to an increase in the net interest margin, which benefited primarily from higher short-term interest rates, as well as an increase in average interest-earning asset balances of $77.5 million from the prior quarter, attributable to loan growth.
•The net interest margin on a FTE basis* was 2.87% for the third quarter, representing a 24 basis point increase from the prior quarter, as asset yields benefited from higher interest rates in the period, partially offset by lower net Paycheck Protection Program (“PPP”) fee accretion compared to the prior quarter. Interest-bearing funding costs increased 8 basis points from the prior quarter to 18 basis points, due to deposit pricing increases and an increase in borrowings during the quarter.
•Included in net interest income in the third quarter and prior quarter, respectively, was $0.5 million and $2.5 million of PPP fee accretion net of deferred cost amortization. During the third quarter, $19.3 million in PPP loans were forgiven by the U.S. Small Business Administration or otherwise paid down, compared to $98.7 million in the prior quarter.

NONINTEREST INCOME

Noninterest income was $43.4 million for the third quarter of 2022, compared to $41.9 million for the prior quarter, representing an increase of $1.5 million. Noninterest income on an operating basis* was $45.3 million for the third quarter of 2022, compared to $48.0 million for the prior quarter, a decrease of $2.7 million.
•Insurance commissions decreased $0.9 million to $23.8 million in the third quarter, compared to $24.7 million in the prior quarter. Compared to the comparable prior year quarter, insurance commissions increased $1.8 million, or 8%.
•Service charges on deposit accounts decreased $1.6 million on a consecutive quarter basis to $6.7 million primarily due to lower overdraft fees driven by a change in overdraft charging practices as well as lower account analysis fees.
•Trust and investment advisory fees decreased $0.2 million on a consecutive quarter basis to $5.8 million.
•Loan-level interest rate swap income was $1.6 million in the third quarter, in line with the prior quarter.
•Market performance drove losses on investments held in rabbi trust accounts totaling $2.2 million in the third quarter compared to losses of $7.3 million in the prior quarter.
•Realized losses on available for sale securities were $0.2 million in the third quarter compared to $0.1 million in the prior quarter.
•Other noninterest income decreased $0.8 million in the third quarter to $4.6 million.

Please refer to Appendix B to this press release for a reconciliation of operating revenues and expenses*.

NONINTEREST EXPENSE

Noninterest expense was $116.8 million for the third quarter of 2022, compared to $111.1 million in the prior quarter, representing an increase of $5.7 million. Noninterest expense on an operating basis* for the third quarter of 2022 was $117.4 million, compared to $114.4 million in the prior quarter, an increase of $3.0 million.

•Salaries and employee benefits expense was $78.1 million in the third quarter, representing an increase of $5.1 million from the prior quarter, driven in part by an increase in incentive compensation expense of $3.3 million as well as an increase in benefits expense of $1.0 million primarily attributable to the lower losses on investments held in rabbi trust accounts associated with the Company’s defined contribution supplemental executive retirement plan.
•Office occupancy and equipment expense was $9.7 million in the third quarter, a decrease of $0.2 million from the prior quarter.

•Data processing expenses were $13.3 million in the third quarter, a decrease of $1.1 million from the prior quarter.
•Professional services expense was $5.8 million in the third quarter, an increase of $1.8 million from the prior quarter due primarily to an increase in legal fees and an increase in other professional fees.
•Marketing expense was $2.2 million in the third quarter, a decrease of $0.4 million from the prior quarter, primarily due to lower advertising expenses in the period.

Please refer to Appendix B to this press release for a reconciliation of operating revenues and expenses*.

ASSET QUALITY

The allowance for loan losses was $131.7 million at September 30, 2022, or 1.02% of total loans, compared to $125.5 million or 1.01% of total loans at June 30, 2022. The Company recorded a provision for the allowance for loan losses totaling $6.5 million in the third quarter of 2022 primarily due to loan growth.

Non-performing loans totaled $34.0 million at September 30, 2022 compared to $59.9 million at the end of the prior quarter. The decrease from the prior quarter was primarily attributable to the full payoff of one syndicated credit facility that migrated to nonaccrual status in the prior quarter. During the third quarter of 2022, the Company recorded total net charge-offs of $0.3 million, or 0.01% of average total loans on an annualized basis, compared to net recoveries of $0.3 million or 0.01% of average total loans in the prior quarter, respectively.

DIVIDENDS AND SHARE REPURCHASES

The Company’s Board of Directors has declared a quarterly cash dividend of $0.10 per common share. The dividend will be payable on December 15, 2022 to shareholders of record as of the close of business on December 2, 2022.

The Company repurchased 1,481,248 shares of its common stock during the third quarter of 2022 at a weighted average price of $19.52 excluding commissions, for an aggregate purchase price of $28.9 million.

As announced in September of 2022, the Company received regulatory non-objection for its second share repurchase program of up to 8,900,000 shares, representing approximately 5% of its shares of common stock then outstanding. The repurchase program, which is limited to $200 million through August 31, 2023, may be modified or terminated by the Board of Directors of the Company at any time. At September 30, 2022, there were 8,537,684 shares available for repurchase and $192.6 million in total market value remaining under the repurchase authorization.

As announced in November of 2021, the Company received regulatory non-objection for its inaugural share repurchase program, under which it was authorized to purchase up to 9,337,900 shares for up to $225 million over a 12-month period. The Company completed the program in September of 2022, having repurchased all 9,337,900 shares for an aggregate purchase price of $186.4 million, excluding commissions.

CONFERENCE CALL INFORMATION

A conference call and webcast covering Eastern’s third quarter 2022 earnings will be held on Friday, October 28, 2022 at 9:00 a.m. Eastern Time. To join by telephone, participants can call the toll-free dial-in number (888) 396-8049 from within the U.S. and reference conference ID 09796048. The conference call will be simultaneously webcast. Participants may join the webcast on the Company’s Investor Relations website at investor.easternbank.com. A replay of the webcast will be made available on demand on this site.

ABOUT EASTERN BANKSHARES, INC.

Eastern Bankshares, Inc. is the stock holding company for Eastern Bank. Founded in 1818, Boston-based Eastern Bank has more than 120 locations serving communities in eastern Massachusetts, southern and coastal New Hampshire, and Rhode Island. As of September 30, 2022, Eastern Bank had approximately $22 billion in total assets. Eastern provides banking, investment and insurance products and services for consumers and businesses of all sizes, including through its Eastern Wealth Management division and its Eastern Insurance Group LLC subsidiary. Eastern takes pride in its outspoken advocacy and community support that includes $240 million in charitable giving since 1994. An inclusive company, Eastern employs approximately 2,100 deeply committed professionals who value relationships with their customers, colleagues, and communities. For investor information, visit investor.easternbank.com.

CONTACT

Investor Contact

Jillian Belliveau
Eastern Bankshares, Inc.
InvestorRelations@easternbank.com
781-598-7920

Media Contact

Andrea Goodman
Eastern Bank
a.goodman@easternbank.com
781-598-7847

NON-GAAP FINANCIAL MEASURES

*Denotes a non-GAAP financial measure used in this press release.

A non-GAAP financial measure is defined as a numerical measure of the Company’s historical or future financial performance, financial position or cash flows that excludes (or includes) amounts, or is subject to adjustments that have the effect of excluding (or including) amounts that are included in the most directly comparable measure calculated and presented in accordance with accounting principles generally accepted in the United States (“GAAP”) in the Company’s statement of income, balance sheet or statement of cash flows (or equivalent statements).

The Company presents non-GAAP financial measures, which management uses to evaluate the Company’s performance, and which exclude the effects of certain transactions that management believes are unrelated to its core business and are therefore not necessarily indicative of its current performance or financial position. Management believes excluding these items facilitates greater visibility for investors into the Company’s core business as well as underlying trends that may, to some extent, be obscured by inclusion of such items in the corresponding GAAP financial measures.

There are items in the Company’s financial statements that impact its financial results, but which management believes are unrelated to the Company’s core business. Accordingly, the Company presents noninterest income on an operating basis, total operating revenue, noninterest expense on an operating basis, operating net income, operating earnings per share, operating return on average assets, operating return on average shareholders’ equity, operating return on average tangible shareholders’ equity (discussed further below), the operating efficiency ratio, and the ratio of noninterest income to total revenue on an operating basis. Each of these figures excludes the impact of such applicable items because management believes such exclusion can provide greater visibility into the Company’s core business and underlying trends. Such items that management does not consider to be core to the Company’s business include (i) income and expenses from investments held in rabbi trusts, (ii) gains and losses on sales of securities available for sale, net, (iii) gains and losses on the sale of other assets, (iv) rabbi trust employee benefits, (v) impairment charges on tax credit investments and associated tax credit benefits, (vi) other real estate owned (“OREO”) gains, and (vii) merger and acquisition expenses. The Company does not provide an outlook for its total noninterest income and total noninterest expense because each contains income or expense components, as applicable, such as income associated with rabbi trust accounts and rabbi trust employee benefit expense, which are market-driven, and over which the Company cannot exercise control. Accordingly, reconciliations of the Company’s outlook for its noninterest income on an operating basis and its noninterest expense on an operating basis to an outlook for total noninterest income and total noninterest expense, respectively, cannot be made available without unreasonable effort.

Management also presents tangible assets, tangible shareholders’ equity, average tangible shareholders’ equity, tangible book value per share, the ratio of tangible shareholders’ equity to tangible assets, return on average tangible shareholders’ equity, and operating return on average shareholders’ equity (discussed further above), each of which excludes the impact of goodwill and other intangible assets, as management believes these financial measures provide investors with the ability to further assess the Company’s performance, identify trends in its core business and provide a comparison of its capital adequacy to other companies. The Company included the tangible ratios because management believes that investors may find it useful to have access to the same analytical tools used by management to assess performance and identify trends.

These non-GAAP financial measures presented in this press release should not be considered an alternative or substitute for financial results or measures determined in accordance with GAAP or as an indication of the Company’s cash flows from operating activities, a measure of its liquidity position or an indication of funds available for its cash needs. An item which management considers to be non-core and excludes when computing these non-GAAP measures can be of substantial importance to the Company’s results for any particular period. In addition, management’s methodology for calculating non-GAAP financial measures may differ from the methodologies employed by other banking companies to calculate the same or similar performance measures, and accordingly, the Company’s reported non-GAAP financial measures may not be comparable to the same or similar performance measures reported by other banking companies. Please refer to Appendices A-D for reconciliations of the Company's GAAP financial measures to the non-GAAP financial measures in this press release.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. You can identify these statements from the use of the words “may,” “will,” “should,” “could,” “would,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target” and similar expressions. Forward-looking statements, by their nature, are subject to risks and uncertainties. There are many factors that could cause actual results to differ materially from expected results described in the forward-looking statements.

Certain factors that could cause actual results to differ materially from expected results include developments in the Company’s market relating to the COVID-19 pandemic, including the severity and duration of the associated economic slowdown; adverse developments in the level and direction of loan delinquencies and charge-offs and changes in estimates of the adequacy of the allowance for loan losses; increased competitive pressures; changes in the interest rate environment; risks that revenue or expense synergies or the other expected benefits of the Company’s merger with Century (“Transaction”) may not fully materialize for the Company in the timeframe expected or at all, or may be more costly to achieve; risks that the Company is unable to successfully implement integration strategies for the Transaction; reputational risks and the reaction of customers to the Transaction; and diversion of management time on Transaction-related issues; as well as general economic conditions or conditions within the securities markets; and legislative and regulatory changes and related compliance costs that could adversely affect the business in which the Company and its subsidiary Eastern Bank are engaged, including inflation, interest rates, interest rate sensitivity and liquidity, including the effect of, and changes in, monetary and fiscal policies and laws, such as the interest rate policies of the Board of Governors of the Federal Reserve System; market and monetary fluctuations, including fluctuations due to actual or anticipated changes to federal tax laws; credit quality, including adverse developments in local or regional real estate markets that decrease collateral values associated with existing loans; and the failure of the Company to execute all of its planned share repurchases. For further discussion of such factors, please see the Company’s most recent Annual Report on Form 10-K and subsequent filings with the U.S. Securities and Exchange Commission (the “SEC”), which are available on the SEC’s website at www.sec.gov.

Further, given the ongoing and dynamic nature of the COVID-19 pandemic, it is difficult to predict what continued effects the COVID-19 pandemic will have on the Company's business and results of operations. The COVID-19 pandemic and the related local and national economic disruption may result in a continued decline in demand for the Company's products and services; increased levels of loan delinquencies, problem assets and foreclosures; an increase in the Company's allowance for loan losses; a decline in the value of loan collateral, including real estate; reduced demand for office space in the Company’s markets due to remote and/or hybrid work arrangements; a greater decline in the yield on the Company's interest-earning assets than the decline in the cost of the Company's interest-bearing liabilities; and increased cybersecurity risks, as employees continue to work remotely.

You should not place undue reliance on forward-looking statements, which reflect the Company's expectations only as of the date of this press release. The Company does not undertake any obligation to update forward-looking statements.

EASTERN BANKSHARES, INC. AND SUBSIDIARIES
SELECTED FINANCIAL HIGHLIGHTS

Certain information in this press release is presented as reviewed by the Company’s management and includes information derived from the Company’s Consolidated Statements of Income, non-GAAP financial measures, and operational and performance metrics. For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures."

	As of and for the three months ended
(Unaudited, dollars in thousands, except per-share data)	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021

Earnings data
Net interest income	$152,179	$137,757	$128,124	$122,437	$102,691
Noninterest income	43,353	41,877	46,415	49,001	43,209
Total revenue	195,532	179,634	174,539	171,438	145,900
Noninterest expense	116,840	111,139	108,866	143,602	98,970
Pre-tax, pre-provision income	78,692	68,495	65,673	27,836	46,930
Provision for (release of) allowance for loan losses	6,480	1,050	(485)	(4,318)	(1,488)
Pre-tax income	72,212	67,445	66,158	32,154	48,418
Net income	54,777	51,172	51,516	35,087	37,106
Operating net income (non-GAAP)	55,742	52,518	55,107	44,860	37,391

Per-share data
Earnings per share, basic	$0.33	$0.31	$0.30	$0.20	$0.22
Earnings per share, diluted	$0.33	$0.31	$0.30	$0.20	$0.22
Operating earnings per share, basic (non-GAAP)	$0.34	$0.32	$0.32	$0.26	$0.22
Operating earnings per share, diluted (non-GAAP)	$0.34	$0.32	$0.32	$0.26	$0.22
Book value per share	$13.59	$15.17	$16.40	$18.28	$18.36
Tangible book value per share (non-GAAP)	$9.87	$11.52	$12.83	$14.80	$16.33

Profitability
Return on average assets (1)	0.97%	0.92%	0.90%	0.67%	0.84%
Operating return on average assets (non-GAAP) (1)	0.97%	0.94%	0.96%	0.86%	0.86%
Return on average shareholders' equity (1)	7.83%	7.16%	6.38%	4.07%	4.27%
Operating return on average shareholders' equity (1)	7.98%	7.34%	6.82%	5.19%	4.30%
Return on average tangible shareholders' equity (non-GAAP) (1)	10.25%	9.28%	7.96%	4.80%	4.79%
Operating return on average tangible shareholders' equity (non-GAAP) (1)	10.44%	9.53%	8.53%	6.14%	4.84%
Net interest margin (FTE) (1)	2.87%	2.63%	2.42%	2.54%	2.53%
Cost of deposits (1)	0.10%	0.06%	0.07%	0.06%	0.02%
Fee income ratio	22.17%	23.31%	26.59%	28.58%	29.62%
Efficiency ratio	59.75%	61.87%	62.37%	83.76%	67.83%
Operating efficiency ratio (non-GAAP)	58.38%	60.61%	60.39%	65.21%	66.14%

Balance Sheet (end of period)
Total assets	$22,042,933	$22,350,848	$22,836,072	$23,512,128	$17,461,223
Total loans	12,903,954	12,398,694	12,182,203	12,281,510	9,504,562
Total deposits	18,733,381	19,163,801	19,392,816	19,628,311	13,649,964
Total loans / total deposits	69%	65%	63%	63%	70%
PPP loans	$23,142	$42,463	$141,166	$331,385	$533,965

Asset quality
Allowance for loan losses ("ALLL") (2)	$131,663	$125,531	$124,166	$97,787	$103,398
ALLL / total nonperforming loans ("NPLs")	387.77%	209.64%	367.13%	279.53%	245.77%
Total NPLs / total loans	0.26%	0.48%	0.28%	0.29%	0.44%
Net charge-offs (recoveries) ("NCOs") / average total loans (1)	0.01%	(0.01)%	0.01%	0.05%	0.03%
Remaining COVID-19 loan modifications	$17,682	$19,914	$49,033	$106,657	$110,596

Capital adequacy
Shareholders' equity / assets	10.96%	12.16%	13.17%	14.49%	19.64%
Tangible shareholders' equity / tangible assets (non-GAAP)	8.20%	9.52%	10.61%	12.06%	17.85%

(1) Presented on an annualized basis.
(2) The Company adopted ASU 2016-13 on January 1, 2022 using the modified retrospective approach. Accordingly, at March 31, 2022 and thereafter, the allowance for loan losses was determined in accordance with ASC 326, “Financial Instruments-Credit Losses” and ASC 310, “Receivables,” as amended. At December 31, 2021 and prior, the allowance for loan losses was determined in accordance with ASC 450, “Contingencies” and ASC 310, “Receivables.”

EASTERN BANKSHARES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	As of			Sep 30, 2022 change from
(Unaudited, dollars in thousands)	Sep 30, 2022	Jun 30, 2022	Sep 30, 2021	Jun 30, 2022		Sep 30, 2021
ASSETS				△ $	△ %	△ $	△ %
Cash and due from banks	$102,776	$100,309	$78,805	$2,467	2%	$23,971	30%
Short-term investments	55,661	268,605	1,172,956	(212,944)	(79)%	(1,117,295)	(95)%
Cash and cash equivalents	158,437	368,914	1,251,761	(210,477)	(57)%	(1,093,324)	(87)%
Available for sale ("AFS") securities (1)	6,844,615	7,536,921	5,689,312	(692,306)	(9)%	1,155,303	20%
Held to maturity ("HTM") securities (1)	481,963	488,581	—	(6,618)	(1)%	481,963	—%
Total securities	7,326,578	8,025,502	5,689,312	(698,924)	(9)%	1,637,266	29%
Loans held for sale	951	764	1,757	187	24%	(806)	(46)%
Loans:
Commercial and industrial	3,023,729	2,840,734	1,652,447	182,995	6%	1,371,282	83%
Commercial real estate	4,985,654	4,792,345	3,825,186	193,309	4%	1,160,468	30%
Commercial construction	314,193	303,463	243,146	10,730	4%	71,047	29%
Business banking	1,096,436	1,126,853	1,225,538	(30,417)	(3)%	(129,102)	(11)%
Total commercial loans	9,420,012	9,063,395	6,946,317	356,617	4%	2,473,695	36%
Residential real estate	2,118,852	1,989,621	1,491,269	129,231	6%	627,583	42%
Consumer home equity	1,168,476	1,147,425	848,570	21,051	2%	319,906	38%
Other consumer	196,614	198,253	218,406	(1,639)	(1)%	(21,792)	(10)%
Total loans	12,903,954	12,398,694	9,504,562	505,260	4%	3,399,392	36%
Allowance for loan losses	(131,663)	(125,531)	(103,398)	(6,132)	5%	(28,265)	27%
Unamortized prem./disc. and def. fees	(19,349)	(20,988)	(23,104)	1,639	(8)%	3,755	(16)%
Net loans	12,752,942	12,252,175	9,378,060	500,767	4%	3,374,882	36%
Federal Home Loan Bank stock, at cost	18,714	5,714	10,601	13,000	228%	8,113	77%
Premises and equipment	63,261	69,019	44,048	(5,758)	(8)%	19,213	44%
Bank-owned life insurance	159,838	158,890	79,259	948	1%	80,579	102%
Goodwill and other intangibles, net	662,222	653,853	379,772	8,369	1%	282,450	74%
Deferred income taxes, net	342,550	244,153	34,135	98,397	40%	308,415	904%
Prepaid expenses	180,742	188,115	148,180	(7,373)	(4)%	32,562	22%
Other assets	376,698	383,749	444,338	(7,051)	(2)%	(67,640)	(15)%
Total assets	$22,042,933	$22,350,848	$17,461,223	$(307,915)	(1)%	$4,581,710	26%
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Demand	$6,582,122	$6,604,154	$5,484,126	$(22,032)	—%	$1,097,996	20%
Interest checking accounts	5,047,018	5,348,181	2,693,276	(301,163)	(6)%	2,353,742	87%
Savings accounts	1,990,188	2,015,865	1,444,928	(25,677)	(1)%	545,260	38%
Money market investment	4,757,477	4,787,603	3,802,319	(30,126)	(1)%	955,158	25%
Certificates of deposit	356,576	407,998	225,315	(51,422)	(13)%	131,261	58%
Total deposits	18,733,381	19,163,801	13,649,964	(430,420)	(2)%	5,083,417	37%
Borrowed funds:
Federal Home Loan Bank advances	384,215	13,560	14,172	370,655	2733%	370,043	2611%
Escrow deposits of borrowers	21,853	19,456	15,900	2,397	12%	5,953	37%
Interest rate swap collateral funds	16,650	10,100	—	6,550	65%	16,650	—%
Total borrowed funds	422,718	43,116	30,072	379,602	880%	392,646	1306%
Other liabilities	470,671	425,535	351,895	45,136	11%	118,776	34%
Total liabilities	19,626,770	19,632,452	14,031,931	(5,682)	—%	5,594,839	40%
Shareholders' equity:
Common shares	1,778	1,793	1,868	(15)	(1)%	(90)	(5)%
Additional paid-in capital	1,676,396	1,700,495	1,857,165	(24,099)	(1)%	(180,769)	(10)%
Unallocated common shares held by the employee stock ownership plan ("ESOP")	(138,950)	(140,203)	(143,966)	1,253	(1)%	5,016	(3)%
Retained earnings	1,855,757	1,817,474	1,747,300	38,283	2%	108,457	6%
Accumulated other comprehensive income ("AOCI"), net of tax	(978,818)	(661,163)	(33,075)	(317,655)	48%	(945,743)	2859%
Total shareholders' equity	2,416,163	2,718,396	3,429,292	(302,233)	(11)%	(1,013,129)	(30)%
Total liabilities and shareholders' equity	$22,042,933	$22,350,848	$17,461,223	$(307,915)	(1)%	$4,581,710	26%

(1) AFS and HTM securities represented at fair value and amortized cost, respectively.

EASTERN BANKSHARES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME

	Three months ended			Three months ended Sep 30, 2022 change from three months ended
(Unaudited, dollars in thousands, except per-share data)	Sep 30, 2022	Jun 30, 2022	Sep 30, 2021	Jun 30, 2022		Sep 30, 2021

Interest and dividend income:				△ $	△ %	△ $	△ %
Interest and fees on loans	$124,992	$107,236	$86,735	$17,756	17%	$38,257	44%
Taxable interest and dividends on securities	29,280	31,121	14,314	(1,841)	(6)%	14,966	105%
Non-taxable interest and dividends on securities	1,917	1,862	1,848	55	3%	69	4%
Interest on federal funds sold and other short-term investments	1,638	652	571	986	151%	1,067	187%
Total interest and dividend income	157,827	140,871	103,468	16,956	12%	54,359	53%
Interest expense:
Interest on deposits	4,781	3,061	736	1,720	56%	4,045	550%
Interest on borrowings	867	53	41	814	1536%	826	2015%
Total interest expense	5,648	3,114	777	2,534	81%	4,871	627%
Net interest income	152,179	137,757	102,691	14,422	10%	49,488	48%
Provision for (release of) allowance for loan losses	6,480	1,050	(1,488)	5,430	517%	7,968	(535)%
Net interest income after provision for (release of) allowance for loan losses	145,699	136,707	104,179	8,992	7%	41,520	40%
Noninterest income:
Insurance commissions	23,788	24,682	21,956	(894)	(4)%	1,832	8%
Service charges on deposit accounts	6,708	8,313	5,935	(1,605)	(19)%	773	13%
Trust and investment advisory fees	5,832	5,994	6,310	(162)	(3)%	(478)	(8)%
Debit card processing fees	3,249	3,223	3,030	26	1%	219	7%
Interest rate swap income	1,562	1,593	881	(31)	(2)%	681	77%
Losses from investments held in rabbi trusts	(2,248)	(7,316)	(289)	5,068	(69)%	(1,959)	678%
Gains on sales of mortgage loans held for sale, net	22	49	717	(27)	(55)%	(695)	(97)%
(Losses) gains on sales of securities available for sale, net	(198)	(104)	1	(94)	90%	(199)	(19900)%
Other	4,638	5,443	4,668	(805)	(15)%	(30)	(1)%
Total noninterest income	43,353	41,877	43,209	1,476	4%	144	—%
Noninterest expense:
Salaries and employee benefits	78,060	72,996	66,238	5,064	7%	11,822	18%
Office occupancy and equipment	9,703	9,888	7,960	(185)	(2)%	1,743	22%
Data processing	13,294	14,345	12,191	(1,051)	(7)%	1,103	9%
Professional services	5,826	4,034	4,024	1,792	44%	1,802	45%
Marketing	2,219	2,651	1,598	(432)	(16)%	621	39%
Loan expenses	1,152	1,124	1,586	28	2%	(434)	(27)%
Federal Deposit Insurance Corporation ("FDIC") insurance	1,578	1,720	1,056	(142)	(8)%	522	49%
Amortization of intangible assets	1,033	907	629	126	14%	404	64%
Other	3,975	3,474	3,688	501	14%	287	8%
Total noninterest expense	116,840	111,139	98,970	5,701	5%	17,870	18%
Income before income tax expense	72,212	67,445	48,418	4,767	7%	23,794	49%
Income tax expense	17,435	16,273	11,312	1,162	7%	6,123	54%
Net income	$54,777	$51,172	$37,106	$3,605	7%	$17,671	48%

Share data:
Earnings per share, basic	$0.33	$0.31	$0.22
Earnings per share, diluted	$0.33	$0.31	$0.22

EASTERN BANKSHARES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME

	Nine months ended
(Unaudited, dollars in thousands, except per-share data)	Sep 30, 2022	Sep 30, 2021	Change

Interest and dividend income:			△ $	△ %
Interest and fees on loans	$333,595	$266,310	$67,285	25%
Taxable interest and dividends on securities	88,277	36,977	51,300	139%
Non-taxable interest and dividends on securities	5,585	5,561	24	—%
Interest on federal funds sold and other short-term investments	2,726	1,434	1,292	90%
Total interest and dividend income	430,183	310,282	119,901	39%
Interest expense:
Interest on deposits	11,164	2,769	8,395	303%
Interest on borrowings	959	123	836	680%
Total interest expense	12,123	2,892	9,231	319%
Net interest income	418,060	307,390	110,670	36%
Provision for (release of) allowance for loan losses	7,045	(5,368)	12,413	(231)%
Net interest income after provision for (release of) release of allowance for loan losses	411,015	312,758	98,257	31%
Noninterest income:
Insurance commissions	77,183	73,767	3,416	5%
Service charges on deposit accounts	23,558	17,010	6,548	38%
Trust and investment advisory fees	17,967	18,047	(80)	—%
Debit card processing fees	9,417	8,949	468	5%
Interest rate swap income	6,087	5,122	965	19%
(Losses) income from investments held in rabbi trusts	(13,997)	5,773	(19,770)	(342)%
Gains on sales of mortgage loans held for sale, net	240	3,044	(2,804)	(92)%
(Losses) gains on sales of securities available for sale, net	(2,474)	1,166	(3,640)	(312)%
Other	13,664	11,276	2,388	21%
Total noninterest income	131,645	144,154	(12,509)	(9)%
Noninterest expense:
Salaries and employee benefits	220,582	199,554	21,028	11%
Office occupancy and equipment	31,205	24,271	6,934	29%
Data processing	42,959	37,892	5,067	13%
Professional services	14,561	14,611	(50)	—%
Marketing	6,444	6,786	(342)	(5)%
Loan expenses	3,444	5,287	(1,843)	(35)%
Federal Deposit Insurance Corporation ("FDIC") insurance	4,710	2,989	1,721	58%
Amortization of intangible assets	2,767	1,786	981	55%
Other	10,173	7,178	2,995	42%
Total noninterest expense	336,845	300,354	36,491	12%
Income before income tax expense	205,815	156,558	49,257	31%
Income tax expense	48,350	36,980	11,370	31%
Net income	$157,465	$119,578	$37,887	32%

Share data:
Weighted average common shares outstanding, basic (1)	166,682,222	172,174,469	(5,492,247)	(3)%
Weighted average common shares outstanding, diluted (1)	166,867,643	172,174,469	(5,306,826)	(3)%
Earnings per share, basic	$0.94	$0.69	$0.25	36%
Earnings per share, diluted	$0.94	$0.69	$0.25	36%

(1) Shares held by the Company’s ESOP that have not been allocated to employees in accordance with the terms of the ESOP are not deemed outstanding for earnings per share calculations.

EASTERN BANKSHARES, INC. AND SUBSIDIARIES
AVERAGE BALANCES, INTEREST EARNED/PAID, & AVERAGE YIELDS

	As of and for the three months ended
	Sep 30, 2022			Jun 30, 2022			Sep 30, 2021
(Unaudited, dollars in thousands)	Avg. Balance	Interest	Yield / Cost (5)	Avg. Balance	Interest	Yield / Cost (5)	Avg. Balance	Interest	Yield / Cost (5)
Interest-earning assets:
Loans (1):
Commercial	$9,138,029	$96,270	4.18%	$8,944,652	$83,586	3.75%	$6,995,556	$67,276	3.82%
Residential	2,043,219	15,811	3.07%	1,960,014	14,683	3.00%	1,477,891	11,479	3.08%
Consumer	1,341,528	16,072	4.75%	1,309,864	11,494	3.52%	1,055,075	8,803	3.31%
Total loans	12,522,776	128,153	4.06%	12,214,530	109,763	3.60%	9,528,522	87,558	3.65%
Investment securities	8,716,105	31,708	1.44%	8,883,710	33,479	1.51%	5,249,742	16,655	1.26%
Federal funds sold and other short-term investments	282,629	1,638	2.30%	345,731	652	0.76%	1,503,919	571	0.15%
Total interest-earning assets	21,521,510	161,499	2.98%	21,443,971	143,894	2.69%	16,282,183	104,784	2.55%
Non-interest-earning assets	911,025			962,734			1,141,168
Total assets	$22,432,535			$22,406,705			$17,423,351

Interest-bearing liabilities:
Deposits:
Savings	$2,021,125	$51	0.01%	$2,041,495	$51	0.01%	$1,441,385	$36	0.01%
Interest checking	5,211,914	2,686	0.20%	4,877,256	2,061	0.17%	2,687,196	244	0.04%
Money market	4,824,452	1,893	0.16%	5,069,609	745	0.06%	3,762,855	360	0.04%
Time deposits	380,560	151	0.16%	426,923	204	0.19%	233,145	96	0.16%
Total interest-bearing deposits	12,438,051	4,781	0.15%	12,415,283	3,061	0.10%	8,124,581	736	0.04%
Borrowings	157,686	867	2.18%	35,330	53	0.60%	26,074	41	0.62%
Total interest-bearing liabilities	12,595,737	5,648	0.18%	12,450,613	3,114	0.10%	8,150,655	777	0.04%
Demand deposit accounts	6,614,467			6,661,920			5,471,906
Other noninterest-bearing liabilities	445,640			428,373			350,111
Total liabilities	19,655,844			19,540,906			13,972,672
Shareholders' equity	2,776,691			2,865,799			3,450,679
Total liabilities and shareholders' equity	$22,432,535			$22,406,705			$17,423,351

Net interest income - FTE		$155,851			$140,780			$104,007
Net interest rate spread (2)			2.80%			2.59%			2.51%
Net interest-earning assets (3)	$8,925,773			$8,993,358			$8,131,528
Net interest margin - FTE (4)			2.87%			2.63%			2.53%

(1) Includes non-accrual loans.
(2) Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(4) Net interest margin represents net interest income divided by average total interest-earning assets.
(5) Presented on an annualized basis.

EASTERN BANKSHARES, INC. AND SUBSIDIARIES
AVERAGE BALANCES, INTEREST EARNED/PAID, & AVERAGE YIELDS

	As of and for the nine months ended
	Sep 30, 2022			Sep 30, 2021
(Unaudited, dollars in thousands)	Avg. Balance	Interest	Yield / Cost (5)	Avg. Balance	Interest	Yield / Cost (5)
Interest-earning assets:
Loans (1):
Commercial	$9,019,196	$258,082	3.83%	$7,203,903	$208,228	3.86%
Residential	1,980,630	44,966	3.04%	1,435,006	34,150	3.18%
Consumer	1,315,136	38,016	3.86%	1,074,039	26,337	3.28%
Total loans	12,314,962	341,064	3.70%	9,712,948	268,715	3.70%
Total investment securities	8,749,257	95,349	1.46%	4,414,582	44,015	1.33%
Federal funds sold and other short-term investments	541,285	2,726	0.67%	1,619,873	1,434	0.12%
Total interest-earning assets	21,605,504	439,139	2.72%	15,747,403	314,164	2.67%
Non-interest-earning assets	1,099,406			1,106,967
Total assets	$22,704,910			$16,854,370

Interest-bearing liabilities:
Deposits:
Savings	$2,046,254	$153	0.01%	$1,376,243	$169	0.02%
Interest checking	4,897,321	6,778	0.19%	2,541,113	730	0.04%
Money market	5,151,384	3,559	0.09%	3,576,648	1,553	0.06%
Time deposits	429,401	674	0.21%	243,621	317	0.17%
Total interest-bearing deposits	12,524,360	11,164	0.12%	7,737,625	2,769	0.05%
Borrowings	75,027	959	1.71%	25,582	123	0.64%
Total interest-bearing liabilities	12,599,387	12,123	0.13%	7,763,207	2,892	0.05%
Demand deposit accounts	6,698,640			5,318,903
Other noninterest-bearing liabilities	436,724			347,237
Total liabilities	19,734,751			13,429,347
Shareholders' equity	2,970,159			3,425,023
Total liabilities and shareholders' equity	$22,704,910			$16,854,370

Net interest income - FTE		$427,016			$311,272
Net interest rate spread (2)			2.59%			2.62%
Net interest-earning assets (3)	$9,006,117			$7,984,196
Net interest margin - FTE (4)			2.64%			2.64%

(1) Includes non-accrual loans.
(2) Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(4) Net interest margin represents net interest income divided by average total interest-earning assets.
(5) Presented on an annualized basis.

EASTERN BANKSHARES, INC. AND SUBSIDIARIES
ASSET QUALITY - NON-PERFORMING ASSETS (1)

	As of
	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021
(Unaudited, dollars in thousands)
Non-accrual loans:
Commercial	$19,886	$43,628	$17,919	$20,630	$29,166
Residential	8,513	9,486	8,256	6,681	7,185
Consumer	5,555	6,766	7,646	5,682	4,262
Total non-accrual loans	33,954	59,880	33,821	32,993	40,613
Total accruing loans past due 90 days or more (2):	—	—	—	1,990	1,458
Total non-performing loans	33,954	59,880	33,821	34,983	42,071
Other real estate owned	—	—	—	—	—
Other non-performing assets:	—	—	—	—	—
Total non-performing assets	$33,954	$59,880	$33,821	$34,983	$42,071
Total accruing troubled debt restructured loans	$36,275	$33,518	$32,016	$33,336	$34,723
Total non-performing loans to total loans	0.26%	0.48%	0.28%	0.29%	0.44%
Total non-performing assets to total assets	0.15%	0.27%	0.15%	0.15%	0.24%

(1) Non-performing assets are comprised of NPLs, other real estate owned ("OREO"), and non-performing securities. NPLs consist of non-accrual loans and loans that are more than 90 days past due but still accruing interest. OREO consists of real estate properties, which primarily serve as collateral to secure the Company’s loans, that it controls due to foreclosure or acceptance of a deed in lieu of foreclosure.
(2) Loans that were past due 90 days or more and still accruing in prior quarters were comprised solely of purchased credit impaired ("PCI") loans. PCI loans were not subject to classification as nonaccrual in the same manner as originated loans as their interest income related to the accretable yield recognized and not to contractual interest payments at the loan level. In connection with the Company’s adoption on January 1, 2022 of the loan loss methodology commonly referred to as the "current expected credit losses methodology" ("CECL"), the Company's PCI loans are now considered purchased credit deteriorated ("PCD") loans. Interest income recognition for PCD loans is consistent with originated loans and, therefore, PCD loans cease accruing interest at 90 days past due unless management believes that collateral held by the Company is clearly sufficient and in full satisfaction of both principal and interest. There were no PCD or originated loans at September 30, 2022, June 30, 2022 or March 31, 2022 that were past due 90 days or more and still accruing.

EASTERN BANKSHARES, INC. AND SUBSIDIARIES
ASSET QUALITY - PROVISION, ALLOWANCE, AND NET CHARGE-OFFS (RECOVERIES)

	Three months ended
	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021
(Unaudited, dollars in thousands)
Average total loans	$12,521,426	$12,213,706	$12,203,212	$10,944,091	$9,526,766
Allowance for loan losses, beginning of the period	125,531	124,166	97,787	103,398	105,637
Total cumulative effect of change in accounting principle (1):	—	—	27,086	—	—
Charged-off loans:
Commercial and industrial	11	1	1	1,008	—
Commercial real estate	—	—	—	5	8
Commercial construction	—	—	—	—	—
Business banking	369	608	945	1,002	867
Residential real estate	—	—	—	35	—
Consumer home equity	—	—	—	24	—
Other consumer	603	490	661	666	742
Total charged-off loans	983	1,099	1,607	2,740	1,617
Recoveries on loans previously charged-off:
Commercial and industrial	126	698	250	873	40
Commercial real estate	3	36	14	—	—
Commercial construction	—	—	—	—	—
Business banking	286	464	928	399	469
Residential real estate	56	14	10	7	88
Consumer home equity	6	6	4	48	63
Other consumer	158	196	179	120	206
Total recoveries	635	1,414	1,385	1,447	866
Net loans charged-off (recoveries):
Commercial and industrial	(115)	(697)	(249)	135	(40)
Commercial real estate	(3)	(36)	(14)	5	8
Commercial construction	—	—	—	—	—
Business banking	83	144	17	603	398
Residential real estate	(56)	(14)	(10)	28	(88)
Consumer home equity	(6)	(6)	(4)	(24)	(63)
Other consumer	445	294	482	546	536
Total net loans charged-off (recoveries)	348	(315)	222	1,293	751
Provision for (release of) allowance for loan losses	6,480	1,050	(485)	(4,318)	(1,488)
Total allowance for loan losses, end of period	$131,663	$125,531	$124,166	$97,787	$103,398
Net charge-offs (recoveries) to average total loans outstanding during this period (2)	0.01%	(0.01)%	0.01%	0.05%	0.03%
Allowance for loan losses as a percent of total loans	1.02%	1.01%	1.02%	0.80%	1.09%
Allowance for loan losses as a percent of nonperforming loans	387.77%	209.64%	367.13%	279.53%	245.77%

(1) Represents the adjustment needed to reflect the cumulative day one impact pursuant to the Company’s adoption of ASU 2016-13 (i.e., cumulative effect adjustment related the adoption of ASU 2016-13 as of January 1, 2022). The adjustment represents a $27.1 million increase to the allowance for loan losses attributable to the change in accounting methodology which requires the estimation of the allowance for credit losses resulting from the Company’s adoption of the standard. The adjustment also includes the adjustment needed to reflect the day one reclassification of the Company’s financial assets that were previously classified as PCI financial assets as PCD financial assets and the associated gross-up of $0.1 million, pursuant to the Company’s adoption of ASU 2016-13.
(2) Presented on an annualized basis.

APPENDIX A: Reconciliation of Non-GAAP Earnings Metrics

For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures."

	As of and for the three Months Ended
(Unaudited, dollars in thousands, except per-share data)	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021

Net income (GAAP)	$54,777	$51,172	$51,516	$35,087	$37,106
Add:
Noninterest income components:
Losses (income) from investments held in rabbi trusts	2,248	7,316	4,433	(4,444)	289
Losses (gains) on sales of securities available for sale, net	198	104	2,172	—	(1)
(Gains) losses on sales of other assets	(501)	(1,251)	274	(34)	(490)
Noninterest expense components:
Rabbi trust employee benefit (income) expense	(867)	(3,310)	(2,087)	2,519	(53)
Impairment charge on tax credit investments	—	—	—	116	1,133
Gain on sale of OREO	—	—	—	—	(87)
Merger and acquisition expenses	271	—	34	30,652	740
Total impact of non-GAAP adjustments	1,349	2,859	4,826	28,809	1,531
Less net tax benefit associated with non-GAAP adjustments (1)	384	1,513	1,235	19,036	1,246
Non-GAAP adjustments, net of tax	$965	$1,346	$3,591	$9,773	$285
Operating net income (non-GAAP)	$55,742	$52,518	$55,107	$44,860	$37,391

Weighted average common shares outstanding during the period (2):
Basic	163,718,962	166,533,920	169,857,950	172,246,799	172,298,615
Diluted	164,029,649	166,573,627	169,968,156	172,481,829	172,298,615

Earnings per share, basic	$0.33	$0.31	$0.30	$0.20	$0.22
Earnings per share, diluted	$0.33	$0.31	$0.30	$0.20	$0.22

Operating earnings per share, basic (non-GAAP)	$0.34	$0.32	$0.32	$0.26	$0.22
Operating earnings per share, diluted (non-GAAP)	$0.34	$0.32	$0.32	$0.26	$0.22

Return on average assets (3)	0.97%	0.92%	0.90%	0.67%	0.84%
Add:
Losses (income) from investments held in rabbi trusts (3)	0.04%	0.13%	0.08%	(0.08)%	0.01%
Losses (gains) on sales of securities available for sale, net (3)	0.00%	0.00%	0.04%	0.00%	0.00%
(Gains) losses on sales of other assets (3)	(0.01)%	(0.02)%	0.00%	0.00%	(0.01)%
Rabbi trust employee benefit (income) expense (3)	(0.02)%	(0.06)%	(0.04)%	0.05%	0.00%
Impairment charge on tax credit investments (3)	0.00%	0.00%	0.00%	0.00%	0.03%
Gain on sale of OREO (3)	0.00%	0.00%	0.00%	0.00%	0.00%
Merger and acquisition expenses (3)	0.00%	0.00%	0.00%	0.58%	0.02%
Less net tax benefit associated with non-GAAP adjustments (1) (3)	0.01%	0.03%	0.02%	0.36%	0.03%
Operating return on average assets (non-GAAP) (3)	0.97%	0.94%	0.96%	0.86%	0.86%

Return on average shareholders' equity (3)	7.83%	7.16%	6.38%	4.07%	4.27%
Add:
Losses (income) from investments held in rabbi trusts (3)	0.32%	1.02%	0.55%	(0.52)%	0.03%
Losses (gains) on sales of securities available for sale, net (3)	0.03%	0.01%	0.27%	0.00%	0.00%
(Gains) losses on sales of other assets (3)	(0.07)%	(0.18)%	0.03%	0.00%	(0.06)%
Rabbi trust employee benefit (income) expense (3)	(0.12)%	(0.46)%	(0.26)%	0.29%	(0.01)%
Impairment charge on tax credit investments (3)	0.00%	0.00%	0.00%	0.01%	0.13%
Gain on sale of OREO (3)	0.00%	0.00%	0.00%	0.00%	(0.01)%
Merger and acquisition expenses (3)	0.04%	0.00%	0.00%	3.55%	0.09%
Less net tax benefit associated with non-GAAP adjustments (1) (3)	0.05%	0.21%	0.15%	2.21%	0.14%
Operating return on average shareholders' equity (non-GAAP) (3)	7.98%	7.34%	6.82%	5.19%	4.30%

Average tangible shareholders' equity:
Average total shareholders' equity (GAAP)	$2,776,691	$2,865,799	$3,273,447	$3,423,231	$3,450,679
Less: Average goodwill and other intangibles	656,684	654,444	649,497	520,988	380,185
Average tangible shareholders' equity (non-GAAP)	$2,120,007	$2,211,355	$2,623,950	$2,902,243	$3,070,494

Return on average tangible shareholders' equity (non-GAAP) (3)	10.25%	9.28%	7.96%	4.80%	4.79%
Add:
Losses (income) from investments held in rabbi trusts (3)	0.42%	1.33%	0.69%	(0.61)%	0.04%
Losses (gains) on sales of securities available for sale, net (3)	0.04%	0.02%	0.34%	0.00%	0.00%
(Gains) losses on sales of other assets (3)	(0.09)%	(0.23)%	0.04%	0.00%	(0.06)%
Rabbi trust employee benefit (income) expense (3)	(0.16)%	(0.60)%	(0.32)%	0.34%	(0.01)%
Impairment charge on tax credit investments (3)	0.00%	0.00%	0.00%	0.02%	0.15%
Gain on sale of OREO (3)	0.00%	0.00%	0.00%	0.00%	(0.01)%
Merger and acquisition expenses (3)	0.05%	0.00%	0.01%	4.19%	0.10%
Less net tax benefit associated with non-GAAP adjustments (1) (3)	0.07%	0.27%	0.19%	2.60%	0.16%
Operating return on average tangible shareholders' equity (non-GAAP) (3)	10.44%	9.53%	8.53%	6.14%	4.84%

(1) The net tax benefit associated with these items is determined by assessing whether each item is included or excluded from net taxable income and applying our combined statutory tax rate only to those items included in net taxable income. The net tax benefit amount for the quarters ended December 31, 2021 and June 30, 2022 reflect the impact of the release of $11.3 million and $0.7 million, respectively, of the $12.0 million valuation allowance associated with the Company's stock donation to the Eastern Bank Foundation made in the quarter ended December 31, 2020. There was no such release in other quarters.
(2) Shares held by the Company’s ESOP that have not been allocated to employees in accordance with the terms of the ESOP are not deemed outstanding for earnings per share calculations.
(3) Presented on an annualized basis.

APPENDIX B: Reconciliation of Non-GAAP Operating Revenues and Expenses

For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures."

	Three Months Ended
	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021
(Unaudited, dollars in thousands)
Net interest income (GAAP)	$152,179	$137,757	$128,124	$122,437	$102,691
Add:
Tax-equivalent adjustment (non-GAAP)	3,672	3,023	2,261	2,211	1,316
Fully-taxable equivalent net interest income (non-GAAP)	$155,851	$140,780	$130,385	$124,648	$104,007

Noninterest income (GAAP)	$43,353	$41,877	$46,415	$49,001	$43,209
Less:
(Losses) income from investments held in rabbi trusts	(2,248)	(7,316)	(4,433)	4,444	(289)
(Losses) gains on sales of securities available for sale, net	(198)	(104)	(2,172)	—	1
Gain (losses) on sales of other assets	501	1,251	(274)	34	490
Noninterest income on an operating basis (non-GAAP)	$45,298	$48,046	$53,294	$44,523	$43,007

Noninterest expense (GAAP)	$116,840	$111,139	$108,866	$143,602	$98,970
Less:
Rabbi trust employee benefit (income) expense	(867)	(3,310)	(2,087)	2,519	(53)
Impairment charge on tax credit investments	—	—	—	116	1,133
Gain on sale of OREO	—	—	—	—	(87)
Merger and acquisition expenses	271	—	34	30,652	740
Noninterest expense on an operating basis (non-GAAP)	$117,436	$114,449	$110,919	$110,315	$97,237

Total revenue (GAAP)	$195,532	$179,634	$174,539	$171,438	$145,900
Total operating revenue (non-GAAP)	$201,149	$188,826	$183,679	$169,171	$147,014

Efficiency ratio (GAAP)	59.75%	61.87%	62.37%	83.76%	67.83%
Operating efficiency ratio (non-GAAP)	58.38%	60.61%	60.39%	65.21%	66.14%

Noninterest income / total revenue (GAAP)	22.17%	23.31%	26.59%	28.58%	29.62%
Noninterest income / total revenue on an operating basis (non-GAAP)	22.52%	25.44%	29.01%	26.32%	29.25%

APPENDIX C: Reconciliation of Non-GAAP Capital Metrics

For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures."

	As of
	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021
(Unaudited, dollars in thousands, except per-share data)
Tangible shareholders' equity:
Total shareholders' equity (GAAP)	$2,416,163	$2,718,396	$3,008,392	$3,406,352	$3,429,292
Less: Goodwill and other intangibles	662,222	653,853	654,759	649,703	379,772
Tangible shareholders' equity (non-GAAP)	1,753,941	2,064,543	2,353,633	2,756,649	3,049,520

Tangible assets:
Total assets (GAAP)	22,042,933	22,350,848	22,836,072	23,512,128	17,461,223
Less: Goodwill and other intangibles	662,222	653,853	654,759	649,703	379,772
Tangible assets (non-GAAP)	$21,380,711	$21,696,995	$22,181,313	$22,862,425	$17,081,451

Shareholders' equity to assets ratio (GAAP)	10.96%	12.16%	13.17%	14.49%	19.64%
Tangible shareholders' equity to tangible assets ratio (non-GAAP)	8.20%	9.52%	10.61%	12.06%	17.85%

Common shares outstanding	177,772,553	179,253,801	183,438,711	186,305,332	186,758,154

Book value per share (GAAP)	$13.59	$15.17	$16.40	$18.28	$18.36
Tangible book value per share (non-GAAP)	$9.87	$11.52	$12.83	$14.80	$16.33

APPENDIX D: Tangible Shareholders’ Equity Roll Forward Analysis

For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures."

	As of		Change
	Sep 30, 2022	Jun 30, 2022	Jun 30, 2022
(Unaudited, dollars in thousands, except per-share data)
Common stock	$1,778	$1,793	$(15)
Additional paid in capital	1,676,396	1,700,495	(24,099)
Unallocated ESOP common stock	(138,950)	(140,203)	1,253
Retained earnings	1,855,757	1,817,474	38,283
AOCI, net of tax - available for sale securities	(918,855)	(657,386)	(261,469)
AOCI, net of tax - pension	(5,842)	(5,718)	(124)
AOCI, net of tax - cash flow hedge	(54,121)	1,941	(56,062)
Total shareholders' equity:	$2,416,163	$2,718,396	$(302,233)
Less: Goodwill and other intangibles	662,222	653,853	8,369
Tangible shareholders' equity (non-GAAP)	$1,753,941	$2,064,543	$(310,602)

Common shares outstanding	177,772,553	179,253,801	(1,481,248)

Per share:
Common stock	$0.01	$0.01	$—
Additional paid in capital	9.43	9.49	(0.06)
Unallocated ESOP common stock	(0.78)	(0.78)	—
Retained earnings	10.44	10.14	0.30
AOCI, net of tax - available for sale securities	(5.17)	(3.67)	(1.50)
AOCI, net of tax - pension	(0.03)	(0.03)	—
AOCI, net of tax - cash flow hedge	(0.30)	0.01	(0.32)
Total shareholders' equity:	$13.59	$15.17	$(1.57)
Less: Goodwill and other intangibles	3.73	3.65	0.08
Tangible shareholders' equity (non-GAAP)	$9.87	$11.52	$(1.65)